EXHIBIT 10.7

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 25th day of January, 2005, by and between PHOENIX E & P TECHNOLOGY, L.L.C., a Texas limited liability company (“Seller"), and TURBECO INC., a Texas corporation ("Purchaser").

W I T N E 60;S S E T H

WHEREAS, the Seller owns and operates a business relating to the manufacture, service, and sale of screens and screening machines (the “Business”);

WHEREAS, in connection with the Business, the Seller owns the patents listed on Exhibit A (the “Patents”);

WHEREAS, the Purchaser desires to purchase the assets of the Business from the Seller, and the Seller is willing to sell the assets of the Business to the Purchaser pursuant to the terms set forth herein;

NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

1.1     Purchase and Sale. Seller hereby agrees to sell, assign, transfer and deliver to Purchaser all right, title and interest in and to (i) the Patents, (ii) the trade names and trademarks “Vibra-screen” and “NNF Screening Machine”, (iii) the assets of the Business listed on Exhibit B, and (iv) the other intangible assets of Seller which relate to the Business, including but not limited to all of its know-how and technology relating to the Business, the operating manuals, promotional literature, marketing ideas or expressions (in any medium) which have been copyrighted, or are subject to copyright, used in connection with the Business(collectively the “Assets”), in each case free and clear of any liens or encumbrances of any nature whatsoever. Purchaser hereby agrees to purchase the Assets from Seller in consideration for the Purchase Price (as hereinafter defined).

1.2     Closing; Closing Date. The closing of this transaction is taking place on the date (the “Closing Date”) of the execution of this Agreement (the "Closing") at the offices of the Purchaser in Houston, Texas.

1.3     Delivery and Transfer Documents. At and after the Closing, Seller shall take all steps necessary to transfer the Assets to Purchaser, free and clear of any liens or encumbrances of any nature whatsoever. Specifically, but not by way of limitation, Seller at the Closing has delivered to Purchaser: (i) a duly executed assignment covering the Assets (the “Assignment”) (ii) assignments relating to the Patents in the form provided for by the US Patent and Trademark Office (the “USPTO”), and (iii) such other duly executed transfer documents which Purchaser requested to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever.

2.     PURCHASE PRICE.

2.1     Price and Payment. The consideration paid by the Purchaser to the Seller for the Assets are $46,640 (the “Purchase Price”) and contingent consideration equal to twelve and one half percent of the screen sales covered by the patents listed in Exhibit A of the Bill of Sale and Agreement, for a period of three years subsequent to the date of this Agreement. The Purchaser has prior to the date of this Agreement paid on behalf of the Seller $24,778.00 of the expenses of the Seller (the Prior Payments”). The Purchaser and the Seller have agreed that the Prior Payments will be considered payments of the Purchase Price and accordingly only $20,212.00 of the Purchase Price remains unpaid prior to Closing, which amount will be paid in full by Purchaser to Seller at the Closing. The Seller will be paid twelve and one half percent (12.5%) of net screen sales produced by this equipment for a three year period ending beginning February 1, 2005 payable on a monthly basis.

2.2     Excluded Liabilities and Obligations. The Purchaser shall not assume and shall not be liable or responsible for any debt, obligation or liability of the Business or the Seller, including but not limited to any taxes of Seller or sales tax imposed on this transaction of any kind, whether known or unknown, contingent, absolute or otherwise.

3.     REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows:

3.1     Organization and Good Standing. Seller is duly organized, validly existing, and in good standing under the laws of the state of Texas and has all requisite power and authority to own, operate, and lease its properties and to carry on the Business.

3.2     Authorization. All requisite limited liability company action and proceedings with respect to the Seller have been obtained or have occurred to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

3.3     Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement with respect to Seller, except as the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditor rights generally and to general principles of equity.

3.4     The Patents. The Seller is the owner of the Patents and has not granted, and there are no outstanding, any options, licenses, or agreements of any kind relating to the Patents. The Seller is not, and the Purchaser as a result of this transaction will not become, subject to any obligation to pay any royalties or other similar obligation to third parties with respect to the marketing, sale or distribution, manufacture, license, or use of any products in connection with the Business or the use of any of the Assets. To the best of Sellers knowledge, the Business has not infringed on the rights of any third party and Seller has not received any communication alleging that Seller or its predecessors have infringed or, by conducting the Business has infringed, any of the rights of any third party. Seller has not filed any patent application or made any filings with the USPTO which is not disclosed in Exhibit A.

3.5     Tradename. The Seller owns the exclusive trade name and trademark rights to the names described in Section1.1. The use by the Seller before Closing and by the Purchaser after Closing of these trade names and trademarks did not and will not infringe on the rights of any third party.

3.6     Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of its properties or assets may be bound or affected; (ii) result in any violation of any governmental requirement; (iii) cause Purchaser to lose the benefit of any right or privilege included in the Assets; or (iv) relieve any person of any obligation (whether contractual or otherwise) or enable any person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business

3.7     Properties and Assets. Except for the lien held by Redstone Bank which will be released at Closing, Seller has good title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever.

3.8     Suits, Actions and Claims. There are no suits, actions, claims, inquiries or investigations by any person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the best knowledge of Seller, threatened against or affecting Seller or any of its properties or assets or the Business, or to which Seller is or might become a party, or which challenge the validity or legality of the transactions contemplated hereby.

3.9     Solvency. After the Closing, the Seller will be solvent.

3.10     Brokers and Finders. No broker or finder has acted for Seller in connection with this Agreement or the transaction contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

4.     INDEMNIFICATION. Seller shall, and hereby does indemnify, hold harmless and defend Purchaser and its officers, directors, shareholders, employees, agents, representatives and consultants at all times from and after the date of this Agreement, from and against any and all damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, remediation costs and expenses (including, without limitation, reasonable attorneys' fees), of or to any of the indemnified parties ("Damages"), which may be paid, incurred or suffered by or asserted against the indemnified parties by any Person resulting or arising from or incurred in connection with any one or more of the following: (i) any liability or claim for liability related in any way to the Assets or the Business, to the extent such liability arises in connection with any action, omission or event occurring on or prior to the Closing Date; and (ii) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement.

5.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Seller recognizes and acknowledges that certain confidential information of Seller is included in the Assets (including, but not limited to, list of customers) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller agrees that it will not disclose, and it will use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person, except to authorized representatives of Purchaser. Seller recognizes and agrees that violation of any of the agreements contained in this Section 5 will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting bond, therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Seller.

6.     COMPETITION. Seller agrees that it will not directly or indirectly participate, whether as an owner, consultant, employee, licensor, or otherwise, in any business similar to the Business during the two year period beginning on the Closing Date. The Purchaser shall be entitled to specific performance and other injunctive relief to enforce this Section.

7.     FURTHER ACTIONS. From time to time, at the request of any party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

8.     NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by facsimile or other similar instantaneous electronic transmission device or mailing first class, postage prepaid, certified United States mail, return receipt requested, as follows:

(a)     If to Purchaser, at:

7030 Empire Central Drive
Houston, Texas 77040

(b)     If to Seller, at:

2425 West Loop South, Suite 765
Houston, Texas 77027

Any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Section 8 shall be effective (i) if delivered personally, when delivered; (ii) if sent by facsimile or other similar instantaneous electronic transmission device, 24 hours after sending; and (iii) if mailed, 48 hours after mailing.

9.     GENERAL PROVISIONS.

9.1     Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict-of-laws rules as applied in Texas. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

9.2     Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable law of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance.

9.3     Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

9.4     Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

9.5     Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other party hereto.

9.6     Amendment; Waiver.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provisions, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

9.7     Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

9.8     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

9.9     Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

9.10     Cross References. References in this Agreement to Articles, Sections, Exhibits, or Schedules shall be deemed to be references to Articles, Sections, Exhibits, and Schedules of this Agreement unless the context specifically and expressly requires otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"PURCHASER"

TURBECO INC.

By:	/s/ Jerry D. Dumas, Sr.
Name: Jerry D. Dumas, Sr.
Title: Chairman & CEO

"SELLER"

PHOENIX E & P TECHNOLOGY, L.L.C.

By:	/s/ John W. Chisholm
Name: John W. Chisholm
Title: Managing Director